SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2005
                                                          ---------------

                                  INFORTE CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                      000-29239                 36-3909334
          --------                      ---------                 ----------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                 File No.)            Identification No.)


150 North Michigan Avenue, Suite 3400
Chicago, Illinois                                                 60601
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number including area code:   (312) 540-0900


          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement
                  ------------------------------------------

Effective October 1, 2005, the Compensation Committee of the Company's Board of Directors approved a bonus plan that provides incentives to a small group of senior-level officers and employees of the Company. The bonus plan is intended to provide additional incentives to these individuals to positively drive the Company's earnings performance and stock price as well as to make a long-term career at the Company.

Restricted stock granted under the bonus plan will vest based upon (1) the achievement of designated performance targets established by the Company's Compensation Committee and (2) the lapse of designated vesting periods during which recipients of grants must remain employed on a continuous basis by the Company.

Shares of restricted stock granted under the bonus plan will be eligible for performance vesting in accordance with the following schedule: 20% of total shares of restricted stock based on the Company's performance in the second half of 2005 (2H05)(Grant 1); an additional 40% of total shares of restricted stock based on the Company's performance in the first half of 2006 (1H06)(Grant 2); and the final 40% of total shares of restricted stock based on the Company's performance in the second half of 2006 (2H06)(Grant 3). The Company's performance will be measured based on earnings before interest, tax, depreciation and amortization (EBITDA), including the expense of the grants and adjusting for any non-standard events that are noted in the Company's public filings and disclosures.

For each performance period, a range of minimum and maximum EBITDA targets has been established by the Company's Compensation Committee. For each period, if the established minimum EBITDA target is satisfied, 20% of the restricted stock eligible for performance vesting with respect to such period will performance vest. If the established maximum EBITDA target is satisfied for such period, then 100% of the restricted stock eligible for performance vesting with respect to such period will performance vest. If the Company's performance exceeds minimum targets for a period but is less than the maximum target, restricted stock eligible for performance vesting for such period will performance vest generally on a proportionate basis.

If performance targets for shares of restricted stock in connection with Grant 1 are not satisfied or only partially satisfied, then any such shares that do not performance vest at the end of 2005 will be carried forward to 1H06 and will be eligible to performance vest based on the 1H06 targets, measured in the 1H06 period. There will be no similar carry-over from 1H06 to 2H06 with respect to performance vesting. Those shares that are eligible to, but do not performance vest at the end of 1H06, will be cancelled at the end of that period, as will those that do not performance vest at the end of 2H06.


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

In addition to performance vesting, shares of restricted stock granted under the bonus plan will vest based on the lapse of designated vesting periods during which recipients of grants must remain employed on a continuous basis by the Company, in accordance with the following schedule:

--------------------------------------------------------------------------------
    Grant             Amount Vesting                         Vesting Dates
--------------------------------------------------------------------------------
Grant 1        One Sixth (1/6)                December 31, 2005; June 30, 2006;
(20%)                                         December 31, 2006; June 30, 2007;
                                              December 31, 2007; June 30, 2008
--------------------------------------------------------------------------------
Grant 2        One Seventh (1/7)              December 31, 2005; June 30, 2006;
(40%)                                         December 31, 2006; June 30, 2007;
                                              December 31, 2007; June 30, 2008;
                                              December 31, 2008
--------------------------------------------------------------------------------
Grant 3        One Eighth (1/8)               December 31, 2005; June 30, 2006;
(40%)                                         December 31, 2006; June 30, 2007;
                                              December 31, 2007; June 30, 2008;
                                              December 31, 2008; June 30, 2009
--------------------------------------------------------------------------------

The Company's Board of Directors will review the performance targets regularly with particular consideration of the sources of the EBITDA and unusual events and can make adjustments to the 1H06 and 2H06 performance targets and number of shares that could vest with attainment of these targets.

Under this bonus plan, as of October 1, 2005, seven individuals have been granted restricted stock totaling, in the aggregate, 763,723 shares of the Company's common stock. Of that total, Mr. David Sutton, the Company's Chief Executive Officer, has been granted 238,663 shares of restricted stock and Mr. Nick Heyes the Company's Chief Financial Officer has been granted 167,064 shares of restricted stock.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INFORTE CORP.


October 6, 2005                         By:     /s/ Nick Heyes
                                           -------------------------------------
                                                Nick Heyes
                                                Chief Financial Officer












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